Exhibit 10.2

THIRD AMENDMENT TO CONSENT TO SUBLEASE AGREEMENT
This THIRD AMENDMENT TO CONSENT TO SUBLEASE AGREEMENT (this "Third Amendment") is made as of May 17, 2024, by and among HCP LS REDWOOD CITY, LLC, a Delaware limited liability company ("Landlord"), GENOMIC HEALTH, INC., a Delaware corporation ("Tenant"), and PULMONX CORPORATION, a Delaware corporation ("Subtenant").
R E C I T A L S
A.Reference is hereby made to that certain Lease dated December 27, 2019, between Landlord and Tenant (the "Lease"), for certain premises (the "Premises") consisting of the entire building (the "Building") located at 200 Chesapeake Drive, Redwood City, California.
B.Landlord, Tenant and Subtenant are parties to that certain Consent to Sublease Agreement dated May 6, 2020 (the "Original Consent"), as amended by that certain First Amendment to Consent to Sublease Agreement dated September 14, 2020 (the "Consent First Amendment"), and that certain Second Amendment to Consent to Sublease Agreement dated May 24, 2023 (the "Consent Second Amendment," together with the Original Consent and the Consent First Amendment, collectively, the "Consent"), whereby Landlord consented to the subletting by Subtenant of the entirety of the Premises (the "Sublet Premises") as described in that certain Sublease dated April 8, 2020, between Tenant and Subtenant, as amended by that certain First Amendment to Sublease dated September 10, 2020, and that certain Second Amendment to Sublease dated April 18, 2023 (collectively, the "Sublease").
C.Pursuant to Section 3 of the Original Consent and Article 14 of the Lease, Tenant and Subtenant have requested Landlord's consent to that certain Third Amendment to Sublease dated May 17, 2024, between Tenant and Subtenant (the "Sublease Third Amendment"). A copy of the Sublease Third Amendment is attached hereto as Exhibit A. Landlord is willing to consent to the Sublease Third Amendment on the terms and conditions contained herein.
D.All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.
A G R E E M E N T
1.Landlord's Consent. Landlord hereby consents to the Sublease Third Amendment; provided, however, notwithstanding anything contained in the Sublease Third Amendment to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Third Amendment. The Sublease Third Amendment is subject and subordinate to the Lease. Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease Third Amendment. Subtenant acknowledges for the benefit of Landlord that Subtenant continues to accept the Sublet Premises in their presently existing, "as-is" condition and that Landlord has made no representation or warranty to Subtenant as to the compliance of the Sublet Premises with any law, statute, ordinance, rule or regulation. Tenant and Subtenant hereby represent and warrant to Landlord that the copy of the Sublease Third Amendment attached hereto is a full, complete and accurate copy of the Sublease Third Amendment, and that there are no other documents or instruments relating to the use of the Sublet Premises by Subtenant other than the Sublease and the Sublease Third Amendment.
2.Reimbursement of Landlord. Within thirty (30) days after invoice, Tenant shall reimburse Landlord all of Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord in connection with Landlord's review and consent of the Sublease Third Amendment and its preparation and negotiation of this Third Amendment, not to exceed Two Thousand Five Hundred and 00/100 Dollars ($2,500.00).
3.Incorporation of Terms of Consent. The parties hereto acknowledge and agree that the terms set forth in Sections 3 and 4 (including Sections 4.1 through 4.10) of the Original Consent are incorporated herein and each time the word "Sublease" is used in such sections, the same shall mean the Sublease, as amended by the Sublease Third Amendment.
4.General Provisions.
4.1Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as disclosed in the Sublease and the Sublease Third Amendment.
4.2Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and/or the Sublease Third Amendment, and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from and against the same and from any cost or expense (including, but not limited to, attorneys' fees) incurred by Landlord in resisting any claim for any such brokerage commission or other charge or expense alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through or under Tenant and/or Subtenant in connection with the Sublease and/or the Sublease Third Amendment.
4.3Recapture. This Third Amendment shall in no manner be construed as limiting Landlord's ability to exercise any rights to recapture any portion of the Premises, as set forth in the Lease, in the event of a proposed future sublease or assignment of such portion of the Premises.
4.4Controlling Law. The terms and provisions of this Third Amendment shall be construed in accordance with and governed by the laws of the State of California.

4.5Binding Effect. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and permitted assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.
4.6Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.
4.7Partial Invalidity. If any term, provision or condition contained in this Third Amendment shall, to any extent, be invalid or unenforceable, the remainder of this Third Amendment, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Third Amendment shall be valid and enforceable to the fullest extent permitted by law.
4.8Attorneys' Fees. If any party hereto commences litigation against the other for the specific performance of this Third Amendment, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.
"Landlord"
HCP LS REDWOOD CITY, LLC,
a Delaware limited liability company
By: /s/ Scott R. Bohn
Name: Scott R. Bohn
Its: Chief Development Officer

"Tenant"
GENOMIC HEALTH, INC.,
a Delaware corporation
By: /s/ Jamie Page
Name: Jamie Page
Its: Sr. Director, REFS

"Subtenant"

PULMONX CORPORATION,
a Delaware corporation
By: /s/ Steve Williamson
Name: Steve Williamson
Its: President and CEO

EXHIBIT A
THE SUBLEASE THIRD AMENDMENT

THIRD AMENDMENT TO SUBLEASE

This Third Amendment to Sublease (“Third Amendment”). Dated as of May 17, 2024 (the “Effective Date”), is made by and between GENOMIC HEALTH, INC., a Delaware corporation (“Sublandlord”), and PULMONX CORPORATION, a Delaware corporation (the “Subtenant,” collectively with the Sublandlord, the “Parties”)

RECITALS
A.Pursuant to that certain Lease dated as of December 27, 2019, by and between HCP LS Redwood City, LLC, a Delaware limited liability company, as “Landlord” (“Master Landlord”), and Sublandlord, as “Tenant” (“Master Lease”), Master Landlord leases to Sublandlord, and Sublandlord leases from Master Landlord, certain premises, located at 200 & 250 Chesapeake Drive, Redwood City, California (“Property”) consisting of approximately twenty-five thousand two hundred fifty-four (25,254) rentable square feet of space (“Master Lease Premises”).The Master Lease Premises are more particularly described in the Master Lease.

B.Pursuant to that certain sublease dated April 8, 2020 (the “Original Sublease”), and as subsequently amended on September 10, 2020 (“First Amendment”), and further amended on April 18, 2023 (“Second Amendment,” together with the Original Sublease and the First Amendment, the “Sublease”), Sublandlord subleases to Subtenant, the entirety of the Master Lease Premises pursuant to the Sublease.

C.The Parties now desire to make certain additional amendments to the Sublease on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.Recitals. The recitals set forth above are true and correct and are incorporated herein and made part of this Third Amendment by reference.

2.Defined Terms. Except as otherwise expressly provided herein, the capitalized terms used herein shall have the meanings set forth in the Original Sublease, the First Amendment, or the Second Amendment, as applicable.

3.Term. In accordance with Section 3 and 6 of the First Amendment, as amended by the Second Amendment, the term under the Sublease is currently scheduled to expire on October 31, 2024 (“Existing Lease Term”). Sublandlord and Subtenant hereby agree to extend the Sublease term with respect to the Master Lease Premises for a term of forty-three (43) months (“Renewal Term”) commencing on November 1, 2024, through and until the Master Lease expiration on May 31, 2028 (“Sublease Expiration Date”). All references in the Sublease to the “term” shall be automatically deemed to include the Existing Lease Term, as extended by the Renewal Term.

4.Rent. Subtenant shall continue to pay rent in accordance with the applicable terms and provisions of the Sublease through the Existing Lease Term. Commencing on November 1, 2024, and continuing until the Sublease Expiration Date, Subtenant shall pay Base Rent in accordance with the following schedule, on the first day of each month and continuing through the Renewal Term:

Renewal Term Months	Square Footage	Monthly Installments of Base Rent	$/sf/mo NNN
1-4	25,254	$0.00	$0.00
5-12	25,254	$92,177.10	$3.65
13-24	25,254	$94,955.04	$3.76
25-36	25,254	$97,732.98	$3.87
37-Sublease Expiration Date	25,254	$100,510.92	$3.98

Base Rent shall be paid in the same manner and subject to the same requirements as set forth in the Sublease.

5.Subtenant’s Share. For the avoidance of doubt, during the Renewal Term, Subtenant’s Share of Direct Expenses shall be one hundred percent (100.00%) of the Building and three and ninety-three hundredths’ percent (3.93%) of the Project, in addition to all other costs, expenses and charges, and all other sums and amounts, payable to Sublandlord under the provisions of the Sublease. All such costs, expenses, charges, sums and amounts shall be payable at the times, in the manner and at the place as set forth in the Sublease.

6.As-Is Premises. As of the Effective Date, Subtenant is in possession of the Master Lease Premises in their “AS-IS” condition, without any promise by Sublandlord to alter, remodel, or improve the Master Lease Premises.

7.Extension Option. As of the Effective Date, Subtenant hereby permanently and irrevocable waives and relinquishes any and all rights and options in and to the Expansion Premises Extended Term.
8.Sublease Terms. Except as otherwise modified herein, the terms and conditions of the Sublease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Third Amendment and the terms of the Sublease, the terms of this Third Amendment shall prevail.

9.Landlord Consent. The effectiveness of this Third Amendment is expressly conditioned upon Master Landlord’s Consent. Sublandlord shall use commercially reasonable efforts to obtain such consent as soon as reasonably practicable and prior to the execution of this Third Amendment by Sublandlord and Subtenant. “Master Landlord’s Consent” shall mean the date upon which Master Landlord’s unconditional consent to this Third Amendment has been obtained or waived by Master Landlord.

10.Brokers. Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the negotiation and execution of this Third Amendment, except to Jones Lang LaSalle and CBRE whose fees shall be paid by Sublandlord upon execution of this Third Amendment. Subtenant shall indemnify, defend and hold harmless Sublandlord from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any other claims for commissions or fees that may or have been asserted against Sublandlord by any broker, finder or other person with whom Subtenant has or purportedly has dealt with in connection with the negotiation and execution of this Third Amendment. Sublandlord shall indemnify, defend and hold harmless Subtenant from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against Subtenant by any broker, finder or other person with whom Sublandlord has or purportedly has dealt with in connection with the negotiation and execution of this Third Amendment.

11.Miscellaneous.

a.Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall be deemed to constitute a single integrated original document.

b.Binding. The terms and conditions of this Third Amendment shall be binding upon the Sublandlord and Subtenant, and their respective successors and assigns.
c.Entire Agreement. The Sublease, as amended (together with all exhibits attached thereto), and the Master Landlord’s consent to such Original Sublease and First Amendment, is the entire agreement between Sublandlord and Subtenant, and there are no binding agreements or representations between Sublandlord and Subtenant except as expressed therein and herein. No addition to, or modification of, any term or provision of the Sublease, shall be effective until and unless set forth in a written instrument signed by both Sublandlord and Subtenant.

d.Choice of Law. The terms and provisions of this Third Amendment shall be construed in accordance with, and governed by, the laws of the State of California without application of any choice of law provisions.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Third Amendment to be executed as of the Effective Date.

SUBLANDLORD:

GENOMIC HEALTH INC., a Delaware corporation

By:     /s/ Jamie Page
Name: Jamie Page
Title: Sr. Director, REFS
Date:     5/17/2024

SUBTENANT:

PULMONX CORPORATION, a Delaware corporation

By:     /s/ Steve Williamson
Name:     Steve Williamson
Title:    President and CEO
Date:     5/17/2024